                                                                    EXHIBIT 99.1



NEWS RELEASE

BROADCOM BUSINESS PRESS CONTACTS:                  INVESTOR RELATIONS CONTACT
Bill Blanning or Eileen Algaze                     Nick Kormeluk
Corporate Communications                           Director, Investor Relations
949-585-5634 or 949-585-5971                       949-585-6932
blanning@broadcom.com                              nickk@broadcom.com
ealgaze@broadcom.com



                   BROADCOM UPDATES FIRST QUARTER 2001 OUTLOOK

IRVINE, Calif. - March 6, 2001 - Broadcom Corporation (Nasdaq: BRCM) today updated the outlook for its financial performance for the first quarter of 2001 and also addressed the accounting treatment of certain performance-based warrants it assumed in connection with several acquisitions.

UPDATE TO FIRST QUARTER 2001 OUTLOOK

"As the U.S. economy continues to slow, we, like others in our industry, are experiencing a significant slowdown in customer orders, requiring us to revise our outlook for the first quarter of 2001," said Dr. Henry T. Nicholas III, Broadcom's President and CEO.

"On February 7th, the company indicated that we were uncertain about meeting revenue and earnings expectations for the first quarter. Along with all of our customers and peers, we are now experiencing the effects of the sharp downturn in the U.S. economy. In February we started seeing a higher level of order delays by our customers. At the end of February, we received notice of termination of a significant contract from one of our largest customers. Upon completion of our most recent demand review, we concluded that the isolated signs of softness we had seen earlier have now become widespread, and we do not currently have the visibility to be able to predict when this softness will abate," Nicholas said.

"Today we are announcing that we expect our first quarter revenue to be between $315 million and $325 million, which we expect would result in pro forma diluted earnings per share in the range of $.08 to $.09 for the quarter," said Nicholas.

"In spite of the current challenges, we remain confident of Broadcom's long-term prospects," Nicholas continued. "With our current product portfolio and the products scheduled to be introduced over the next several quarters, we believe we are well-positioned to emerge from the current slowdown in a position of strength to respond effectively to customer demands when conditions improve. We also have the potential of providing incremental growth through the entry into new markets in which today we do not have material revenues."

Notwithstanding the foregoing announcement, it continues to be Broadcom's regular policy not to provide periodic financial guidance updates or to comment upon financial analysts' estimates.

ACCOUNTING TREATMENT OF ASSUMED PERFORMANCE-BASED WARRANTS

Prior to their acquisition by Broadcom, several acquisition candidates - Altima Communications, Inc., Silicon Spice Inc., Allayer Communications, SiByte, Inc. and VisionTech, Ltd. - each executed with key customers certain product purchase or development agreements that carried performance-based warrants. Broadcom assumed those agreements and warrants upon consummating each acquisition.

"We and the acquisition candidates viewed these transactions as a way to promote and solidify their relationships with key customers, work closely with customers to define products that were strategic to their needs, and secure firm commitments from the customers to gain confidence in their demand for the products," said Nicholas. "In so doing, the customers also gained an equity stake in the success of the acquired entities, which we believe was, and still is, very much in the interests of Broadcom, our customers and our shareholders."

When each acquisition candidate was acquired by Broadcom in a purchase transaction, and its customer purchase and development agreements were assumed by Broadcom, on the advice of Broadcom's outside auditors the current fair value of the warrant issuance obligation was accounted for as an element of the consideration paid by Broadcom in the acquisition. This value was fixed at the closing of each acquisition and was recognized partially as an intangible asset related to the contracts and partially as goodwill paid for in the acquisition. Amounts assigned to the contracts were to be written off as a reduction of revenue as purchases or co-development payments were made by the customers, and amounts assigned to goodwill were to be amortized over a five-year period. Fundamental to this accounting treatment was Broadcom's and its outside' assessment that there was a high probability that the respective customers would meet their commitments under the purchase/development agreements, thereby earning the right to exercise the warrants. This high probability was in part assured through significant financial penalties imposed upon the customers for not meeting the purchase or other commitments required under the contracts.

The recent and significant slowdown in the technology sector has had numerous consequences, including a major reduction in stock market prices and declining customer orders. These effects have been experienced widely in the semiconductor industry and in the technology sector generally. These developments, in turn, have affected the economics of the product purchase and development agreements. One such purchase agreement was between Altima, the first of the five acquisition candidates purchased, and its major customer, 3Com Corporation. On February 28, Broadcom received notice from 3Com that it was terminating that agreement, as noted above under "Outlook."

In consideration of the fact that one of the purchase agreements has been cancelled, Broadcom believes it is now reasonable to challenge whether from an accounting standpoint there is still a high probability that other customers holding the warrants will meet their purchase or development commitments. As a result, its outside auditors have advised Broadcom that the fixed accounting treatment may no longer be appropriate. One alternative that has been proposed is the use of a variable accounting model. That model assigns value to the outstanding warrants only when and to the extent they are earned by the customer and vest. The assigned value is the fair value of the warrants when the customer earns them, and the entire value assigned to the earned warrants in each period is treated as a deduction from the related revenue earned under the purchase/development agreements during that period. Given the lack of precedent in this area, the outside auditors are still inconclusive on the appropriate accounting for these contracts.

Because this is an emerging accounting area for which its auditors have found no clear precedent, Broadcom and its outside auditors have been consulting with the staff of the Securities and Exchange Commission (SEC) on what the appropriate accounting should be for these transactions given the current circumstances. In its efforts to determine the correct and appropriate accounting treatment, Broadcom has never had any disagreement with its auditors or any governmental agency over the facts or the structure of these transactions. The only uncertainty is over the appropriate standards to use in accounting for the transactions.

"At every step of the way, our outside auditors have been fully involved in assisting us in determining the most appropriate accounting for these unique circumstances, and we have always made prompt and full disclosure of all relevant facts and circumstances to them," Nicholas said. "Moreover, we have always been in full agreement with our outside auditors as to the accounting for the performance-based warrant arrangements."

ABOUT BROADCOM

Broadcom Corporation is the leading provider of highly integrated silicon solutions that enable broadband digital transmission of voice, video and data. Using proprietary technologies and advanced design methodologies, the company designs, develops and supplies system-on-a-chip solutions for broadband communications markets. Broadcom products enable communications for applications in cable set-top boxes, cable modems, high-speed local, metropolitan and wide area and optical networks, home networking, Voice over Internet Protocol (VoIP), carrier access, residential broadband gateways, direct broadcast satellite and terrestrial digital broadcast, digital subscriber lines (xDSL), wireless communications, SystemI/O(TM) server solutions and network processing. Broadcom is headquartered in Irvine, Calif., and may be contacted at 949-450-8700 or at www.broadcom.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

This release contains forward-looking statements, based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, regarding our first fiscal quarter, ending March 31, 2001, and other matters. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements speak only as of the date hereof, and are based upon information available to us now. Such information is subject to change, and we will not necessarily inform you of such changes. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for Broadcom include, but are not limited to, the timing, rescheduling or cancellation of significant customer orders; general economic conditions and specific conditions in the markets we address, including periodic downturns in the semiconductor industry; a change in our accounting for performance-based warrants; the volume of our product sales and pricing concessions on volume sales; the loss of a key customer; the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; silicon wafer pricing; intellectual property disputes and customer indemnification claims; the availability of foundry and assembly capacity and raw materials; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the rate at which our present and future customers and end-users adopt Broadcom's technologies and products in our target markets; delays in the adoption and acceptance of industry standards in the foregoing markets; the risks inherent in our acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, costs and unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, and the risks that the acquisition cannot be completed successfully or that anticipated benefits are not realized; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the risks of producing products with new suppliers and at new fabrication and assembly facilities; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; the effectiveness of our product cost reduction efforts; the effects of new and emerging technologies; the risks and uncertainties associated with our international operations; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; changes in our product or customer mix; the quality of our products and any remediation costs; the effects of natural disasters and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; and other factors.

Our forthcoming Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Broadcom, the pulse logo and SystemI/O are trademarks of Broadcom Corporation and/or its affiliates in the United States and certain other countries.